Exhibit 10.28

Summary Translation of Budget Approvals for 2002 through 2004

Office of Chief Scientist – Technological Entrepreneurship Centers under Incubator Conditions

The Technion Entrepreneurship Incubator Ltd.

File Number: 28035

Date: March 12 2003

Previous File Number:

Key Company: Not yet determined

Subject: Innovative Insulin Pump

Performance Period from September 1, 2002 to August 31, 2003

Cost of Employees
Total	341,550

Materials and consumable tools
Total	20,000

Equipment
Total	43,000

Subcontractors
Total	137,640

Miscellaneous
Total	118,310

Marketing
Total	58,000

Total Budget 718,500

Total Grant (85%) 610,725

Supplemental financing 107,775

Signatures: Signatures: The Technion Entrepreneurship Incubator Ltd.

Date: 1.5.02

Summary Translation of Budget Approvals for 2002 through 2004

Office of Chief Scientist – Technological Entrepreneurship Centers under Incubator Conditions

The Technion Entrepreneurship Incubator Ltd.

Second Year

File Number: 33049

Date: May 11 2003

Previous File Number: 28035

Key Company: Nili-Med Ltd.

Subject: Innovative Insulin Pump

Performance Period from 1.9.2003 to 31.8.2004

Cost of Employees
Total	382,500

Mechanical and Electronic Components
Total	15,000

Equipment
Total	10,000

Subcontractors
Total	133,000

Miscellaneous
Total	111,000

Marketing
Total	67,000

Total Budget 718,500

Total Grant (85%) 610,725

Supplemental financing 107,775

Signatures: [Not visible]

FOUNDERS AGREEMENT

Made and entered in Nesher on this 31 day of March 2002

Between

Mr. Avraham Shekalim, I.D. 016314312

24 Hashoshanim St. Ramat Itzhak Nesher, Israel

and

Mr. Zvi Rubinsrein, I.D. 030121529

10 Hashita St. Timrat, Israel

and

Mr. Yinon.Dror, I.D. 051788297

28 Arava St. Karmiel 21601, Israel

(collectively hereinafter the “Entrepreneurs”)	of the first part

and

Technion Entrepreneurial Incubator Co. Ltd.

Science Park Technion-Nesher, P.O.Box 212, Nesher 36601, Israel

(hereinafter: “TEIC”)	of the second part

WHEREAS	The Entrepreneurs have approached TEIC with a proposal to form a Company for the development, manufacturing and marketing of Novel Insulin Pump; and,

WHEREAS	The Entrepreneurs declare and warrant that they have full, clear and unencumbered title to the technology, patents, patent applications (other than the Patent as described below), and know-how described in the questionnaire attached hereto as Exhibit A (hereinafter: the “Know-How”), and the Entrepreneurs declare and warrant that the information included in Exhibit A is true, correct, comprehensive and is not misleading; and,

WHEREAS	The parties wish to cooperate in accordance with the Technology Incubator Program (hereinafter: “TIP”) of the office of The Chief Scientist of the Ministry of Industry and Trade (hereinafter: the “OCS”) for the development, manufacturing and marketing of products based on the Know-How including but not limited to the exploitation of the patents and/or patent applications listed in Exhibit B (hereinafter: the “Patents”); and,

WHEREAS	The parties wish to establish a Company to be named Yael Medical Ltd. or any similar name as approved by the Companies Registrar (hereinafter: the “Company”) for development of the Know-How, the manufacturing and marketing of products based thereon and/or on any other intellectual property to be developed by the Company (hereinafter: the “Future Know-How”); and,

WHEREAS	In accordance with the rules of the OCS the parties are entitled to own part of the shares of the Company; and,

WHEREAS	The Company will continue to invest in the development of the Know-How and create Future Know-How; and,

WHEREAS	The Entrepreneurs agree to assign all of their rights and interests in the Know-How to the Company in accordance with the provisions set forth in this Agreement including the Patents; and,

WHEREAS	The parties have agreed that the Know-How and Future Know-How, whether patentable or not, the Patents and all intellectual property shall be in the full ownership of the Company and that no interest or title thereto shall remain with them;

NOW THEREFORE THE PARTIES HAVE AGREED AS FOLLOWS:

1.	The preamble and appendices of this Agreement constitute an integral and inseparable part thereof.

2.	a.	The share capital of the Company shall consist of 3,500,000 ordinary shares (par value 0.01 N.I.S), 70,000 shares of which shall initially be issued as follows:

Name	No. of ordinary shares
Mr. Avraham Shkalim	30,000
Mr. Zvi Rubinsrein	15,000
Mr. Yinon Dror	5,000
Technion Entrepreneurial Incubator Co. Ltd,	20,000

Total	70,000

	b.	By signing this Agreement each of the parties agrees to execute the memorandum and articles of association of the Company and to subscribe for their shares as set forth in section 2 (a) above.

	c.	The parties agree to cause the Company to issue within 24 month of the date of this agreement, 10,000 shares to certain employees of the Company, other than the Entrepreneurs (the “Employees Shares”). The number of shares to be allocated to each such employee shall be decide by the board of directors of the Company.

3.	a.	The Entrepreneurs hereby irrevocably assign to the Company all of their rights, interests and title to the Know-How (including the Patents) and agrees to sign all documents and to take all steps required to accomplish this assignment and the assignment of the Patents. Following the signing of this Agreement no rights to the Know-How and Patents shall remain in the ownership of the Entrepreneurs.

	b.	The parties agree and declare that they will hold confidential any and all information relating to the Know-How, Future Know-How, the Patents and the Company’s proprietary information, and will not make any use of the confidential information except on behalf of the Company and upon the Company’s specific request.

4.	a.	The parties agree to act in good faith for the development of the Know-How.

	b.	The Entrepreneurs agree to use their best efforts to continue and to devote their time, ability, knowledge and experience to the development and advancement of the Know-How and in order to create for the Company Future Know-How, to enable the Company to commercialize it and/or produce and market products based thereon.

	c.	So as to remove all doubts, the Entrepreneurs agree that any of the Know-How which may be developed by the Entrepreneurs prior to the formal formation of the Company and/or at the facilities of TEIC and/or on their behalf and/or on behalf of the Company, shall become the exclusive property of the Company immediately upon its formal registration.

5.	a.	Subject to the fulfillment of the Company’s obligations and in consideration of conforming to the approved program, TEIC undertakes to continue to forward to the Company all of the funds which it shall receive for the benefit of the Company from the OCS.

	b.	TEIC undertakes to place at the Company’s disposal work space and management attention, as per the provisions of the TIP and OCS, so long as the OCS will continue its funding of the Company within the framework of the TIP.

	c.	Upon the cessation of OCS funding the Company undertakes to vacate the work area provided by TEIC and return to TEIC any and all materials equipment and/or facilities belonging to TEIC.

6.	a.	The Company undertakes to pay to TEIC on behalf of OCS, royalties in an amount equal to 3% (or any other rate determined by the OCS) of its sales of its products and/or from sale of Know-How and/or from sale of any rights thereto, up to the aggregate amount equaling the funding provided by the OCS plus U.S. dollar linking differences. Said royalties will be paid every three months (in dollar values) according to the Company’s accountant-approved statement of sales.

	b.	In the event that the Company will assign all or part of its technology and/or will grant a license thereto to a third party, the Company shall be responsible for obtaining such third party’s agreement to pay to TEIC the royalties as described above.

	c.	TEIC undertakes to transfer the royalties it receives from the Company to the OCS.

	d.	TEIC shall be furnished with the Company’s financial statements until the obligation to pay royalties as per section 6 (a) above has ceased due to full repayment of OCS funding or until TEIC ceases to be a shareholder, whichever comes later.

	e.	Nothing contained in these sections shall be construed so as to permit the Company to transfer rights or grant sublicenses in contradiction to the TIP and OCS rules as defined below.

7.	The Entrepreneurs hereby declare and agree that they are fully aware of and fully understand the provisions of the Law for Encouragement of Research and Development in industry 1984 (the “Law”), the TIP and OCS rules and particularly with the provisions specified below:

	a.	The Company will pay to the state of Israel (OCS) royalties on the sale of products by the Company owned until full repayment of the total funding received from the OCS (linked to the US dollar) as per the provisions of Section 6 above.

	b.	Production or products developed by the Company with OCS funding shall be carried out only in Israel unless the OCS grants a prior written approval to the contrary.

	c.	Know-How developed by the Company with OCS funding shall not be transferred to any other party in any manner or form (direct or indirect) without prior written OCS approval.

	d.	The transfer or issuance of 25% (or more) of the shares of the Company and the transfer or issuance of shares (in any amount) to a non-Israeli person or entity requires the approval of the OCS.

	e.	So as to remove all doubts, the parties agree that the provisions of this Agreement and all other agreements between the parties shall be subject to and superseded by any provision contained in the Law, and/or in regulations and instructions given by the OCS from time to time in regard to HP’s and to entities like TEIC and the Company (the “Rules”).

	f.	The Entrepreneurs understand and agree that they will cause the Company to always comply with the Rules and further agree that TEIC shall have the undisputed legal standing to bring an action for the enforcement of the obligations set forth in this section as if the obligations toward OCS and/or the State of Israel were made for the benefit of TEIC.

Upon request of OCS, the Company shall be obliged to return to OCS any money spent by the Company in deviation from OCS approved budget.

	g.	It is further agreed that the operation of the Company shall be subject to the obtaining of the OCS approved budget. In the event, said OCS approval shall not be granted within 120 days from the date of this Agreement, this Agreement shall be automatically terminated.

8.	The Entrepreneurs agree not to compete and/or to assist others to compete with the Company, whether directly or indirectly, for so long as they are shareholders or employees of the Company or members of the board and for three years thereafter.

9.	So as to remove all doubt, the parties shall not be held liable for any damage caused as a result of the products provided by the Company and/or acts or omission of the Company and that the Company alone shall be responsible for any such damage.

10.	The Entrepreneurs declare and warrant that they are the sole and true owners of the Know-How and Patents which are the subject matter of this Agreement and to the best of their knowledge no other party claims or has any grounds to claim any interest in said Know-How and/or Patents.

11.	a.	The shareholders shall appoint the members of the board of directors.

	b.	So long as the Entrepreneurs are shareholders of the Company, they shall have the joint right to appoint two Directors.

	c.	So long as TEIC is a shareholder of the Company, TEIC shall have the independent right to appoint one Director.

12.	For a period of two years from the formation of the Company any transfer of shares by the Entrepreneurs shall be subject to TEIC’s advance written approval.

13.	a.	This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement between the parties whether written or verbal.

	b.	The parties agree that any dispute arising between them with regard to this agreement, its performance or interpretation, will be referred to a single agreed arbitrator who will act in accordance with the provisions of the Arbitration Law. If the parties can not agree on an arbitrator within 14 days of the first request for arbitration then the chairman of the Tel Aviv Institute for Arbitration shall appoint the arbitrator. The arbitrator will not be bound by rules of evidence or procedure and will give the reasons for his judgment. This Section shall constitute an arbitration agreement between the parties. The arbitrator decision shall be final and enforceable in any court.

	c.	No variation or amendment of this Agreement shall bind either party unless made in writing and agreed to in writing by duly authorized officers of both parties.

IN WITNESS WHEREOF THE PARTIES HAVE SIGNED

Exhibit A

QUESTIONNAIRE

1.	a.	INVENTOR(S):

		Surname:	Shekalim

		First name (s):	Avraham

		I.D. number:	016314312

		Nationality:	Israel

		Home address:	24 Hashoshanim St.

Nesher, Israel

b.

The following person assisted or guided the inventor and the following organizations has connection to the invention:

The sole inventor is Mr. Avraham Shekalim and the first stage of developing was supported by Eureka Technologies Ltd. owned by Mr. Zvi Rubinstein.

2.	TITLE OF INNOVATION

Innovative portable Insulin delivery device.

3.	BRIEF DESCRIPTION: Give a brief but thorough description of your invention and the innovation. Attach supporting information that may help to explain the idea, such as a full description, plans, sketches, photographs, drawings, flow sheets, performance data and graphs.

A portable insulin delivery device that supplies insulin in pre pressurized chamber, passes the insulin through a pressure dropping labyrinth to a flow control valve, The valve is activated by a piezoelectric actuator. This allow for precise insulin delivery. An electronic package provides for programming of basal rates and bolus. A pressure sensor relays data concerning normal operation and pressure changes that indicate problems. The processor, keypad, display, power source, fluid flow control actuator are housed in base unit. A removable cartridge unit houses the pre pressurized fluid reservoir, flow path labyrinth, and flow control valve.

4.	Are you aware of any patents, publications or other materials which are relevant to your innovation? If you are, specifically include this information with this questionnaire.

1.      Compact pump drive system-patent no. US 6,248,093 B1

2.      Medical infusion pump-patent no. 5,637,095

3.      Implantable medication infusion pump-patent no. 5,527,307

4.      Medication infusion system-patent no. 5,097,122

5.      Porttable hend held power-patent no. 5,269,762

6.      Infusion pump-patent no. 5,505,709

7.      Implantable drug infusion regulator-patent no. 4,299,220

8.      Magnetic flow controller 5,996,964

9.      Magnetic valve-patent no. 6,095,189

5.	USES AND APPLICATIONS:

A. What are the immediate uses for the innovation? For diabetic type A patients.

B. Describe briefly additional future applications you foresee. 1. Implantable Insulin Pump 2. Artificial Pancreas

6.	DEVELOPMENT STATUS:

A. DOCUMENTATION AVAILABLE.

☐ The idea only - Yes ☐ Rough sketche - Yes ☐ Finished working drawings - No ☐ Report (s) of tests - No ☐ Patent or patent application - Yes ☐ Other (Describe):

B. PROTOTYPE STATUS ☐No prototype.

C. ☐ DESIGN CHANGES; what designs change have you thought about?

None.

D. What parts of your innovation require additional development? Need to develop a prototype.

7.	Was the research leading to the innovation funded? If so, please give:

	A.	Name of sponsor Eureka Technologies Ltd.

	B.	Amount: $30,000.

8.	A.	Have you published any papers or filed any patent applications anywhere in the world? Patent application was filed.

	B.	Do you intend to publish a paper in the near future? If so, when? No.

	C.	Do you agree to withhold publication for as long as is necessary for the protection of your invention? Yes.

	D.	If there has been no publication, who, other than the inventor (s) and person (s) named in (1.), knows about the innovation? Certain Employees at Eureka Technologies know about the innovation.

9.	Did you take any initiatives to promote your invention? If so, please give details:

	1.	Patent search.

	2.	Initial market and production costs analysis.

10.	List your employment in the last twenty years. 1981-1990 Poper Eng and Technologies 1990-NOW Eureka Group

11.	Are you aware of any person or entity developing and/or making a similar product? (yes/no) If yes, give details:

No.

12.	Does any person or entity have or may have any grounds to claim rights of any kind to the invention? (yes/no). If yes, give details:

No.

13.	Did any person or entity ever claim any rights to the Invention (yes/no)? No.

14.	Did you make the innovation or any part thereof within your employment with any employer? (yes/no). If yes, please give details: Eureka Group.

15.	Did you or anybody else sell and/or offer to sell any product identical or similar to your innovation? No.

16.	Write the following wording in your own handwriting:

I hereby represent and warrant that I am aware of the fact that certain persons or entities may make a monetary investment in:

YAEL MEDICAL LTD

based on the accuracy, comprehensiveness and correctness of the above information given by me.

I hereby represent and warrant that I am aware of the fact that certain persons or entities may make a monetary investment in:

YAEL MEDICAL LTD

based on the accuracy, comprehensiveness and correctness of the above information given by me.

Exhibit B

PATENT(S)

US Patent application number 09/9991708, filing date Nov. 26, 2001.